Exhibit 99.1

Enveric Biosciences Unveils Library of Preclinical Compounds Across Multiple Distinct Molecule Classes Targeting Mental Health Disorders

Novel compounds protected under Enveric’s intellectual property portfolio provide potential licensing opportunities and non-dilutive revenue streams.

CAMBRIDGE, Mass., February 21, 2024 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today announced the discovery of multiple, promising novel compounds sourced using the company’s Psybrary™ platform and proprietary computational chemistry and artificial intelligence (AI) drug-discovery system (PsyAI™). The novel compounds span seven distinct molecule classes totaling at least 57 unique product opportunities, all of which are protected by Enveric’s expansive intellectual property portfolio and represent potential out-licensing opportunities and non-dilutive revenue streams for the Company.

Together, the novel and distinct molecule classes broaden and deepen Enveric’s library of assets targeting difficult-to-address mental health disorders, adding to its lead candidate EB-003, a first-in-class neuroplastogen designed to eliminate hallucinations, and EB-002, formerly EB-373, a next generation synthetic prodrug of the active metabolite, psilocin.

“Our ability to identify EB-003 and EB-002 as our lead drug candidates was the result of an extensive process in which our research team analyzed more than one thousand compounds spanning numerous classes of molecules, utilizing our proprietary PsyAI and Psybrary platforms,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “As a result, Enveric now possesses what we believe to be one of the most diverse portfolios of potential drug molecules for the treatment of key, underserved mental health and neurological disorders. Our dedicated approach to protecting our discoveries should enable us to generate significant near- and long-term value for our shareholders via potential partnering and/or licensing agreements.”

The novel compounds span seven diverse molecule classes and subclasses, including:

●	Novel Serotonin-Norepinephrine-Dopamine Reuptake Inhibitors (SNDRI)

○	Also known as triple reuptake inhibitors (TRIs), SNDRIs are an emerging class of medications designed to treat severe depression and anxiety disorders.
○	Enveric SNDRI compounds show strong binding to serotonin transporter (SERT), norepinephrine transporter (NET) and dopamine transporter (DAT).
○	Enveric SNDRI compounds also demonstrate distinct additional serotonin receptor binding profiles that bear similarities to those of the antidepressant Nefazodone and the anxiolytic Buspirone.

●	Non-selective Serotonin Reuptake Inhibitor (NSRI)

○	Enveric NSRI compounds show strong binding to SERT, as well as to the 5-HT1A receptor, known to be a therapeutically valuable target.
○	Certain of Enveric’s NSRIs demonstrate additional binding to various serotonin and dopamine family receptors, with binding profiles similar to the antidepressant Vortioxetine and the atypical antipsychotic Aripiprazole.

●	Novel MDMA Derivatives (EMD) Series

○	Twenty novel MDMA derivatives are separated into three subgroups: Strong 5-HT2A receptor binding, Weak 5-HT2A binding, and No 5-HT2A receptor binding. Current literature indicates agonism of the 5-HT2A receptor is linked to hallucination in humans and also to the induction of neuroplasticity.
○	Each subgroup of Enveric’s novel MDMA derivatives demonstrates unique and expanded receptor binding activity targeting adrenergic and/or dopaminergic receptors as well as epinephrine/norepinephrine family receptors. Some of the resulting receptor binding profiles are similar to the anxiolytic Buspirone, the antiepileptic Fenfluramine, the ADHD drug Guanfacine, and the atypical antipsychotic Aripiprazole.

●	Bifunctional Psilocin Prodrugs (BPP)

○	BPPs are readily absorbed, detectable in plasma, and converted to therapeutically relevant levels of plasma psilocin, with demonstrated lower Head Twitch Response (HTR) relative to psilocybin in mice; HTR is reported in the literature to be a predictive indicator for hallucination in humans.
○	Each BPP parent prodrug demonstrates its own unique binding profile to serotonin 5-HT1A receptor, 5-HT1B receptor and SERT, with similarities to anxiolytics Buspirone, antidepressant/anxiolytic Flesinoxan, and the antidepressant Paroxetine.

●	Novel Psilocin Prodrug (NPP) Series

○	NPPs are designed to be metabolized to release therapeutic levels of systemic psilocin at varying rates, providing treatment regimen optionality.
○	Included in this series are four compounds that can be converted upon direct intravenous injection to psilocin: potentially bypassing the need for first-pass metabolism, making them amenable to non-oral forms of administration (e.g. intranasal, sublingual, buccal).

●	Melatonin-Receptor Agonist (MRA) Series

○	Melatonin, a natural indolamine, is essential for regulating circadian rhythm in mammals and is often used in to treat a variety of sleep disorders.
○	Enveric MRA compounds demonstrate strong binding to the MT1 Melatonin receptor with some being highly selective for MT1 while others demonstrate expanded target binding profiles similar to the antidepressants Agomelatine, Vortioxetine, Imipramine, and Trazodone.

●	Neuroplastogenic Antidepressant (NAD-01)

○	Designed to induce neuroplasticity and promote long-term therapeutic benefit in patients suffering from severe depressive mood disorders.
○	Demonstrates neuroplastogenic activity comparable to known 5-HT2A receptor agonist N,N-Dimethyltryptamine (DMT).
○	Demonstrates weak 5-HT2A receptor binding affinity and activation.
○	Produces lower Head Twitch Response relative to psilocin and DMT, while promoting recovery of sucrose preference (SP) in stressed mice - an accepted model for evaluation of antidepressant activity.

For more information about Enveric’s novel preclinical compounds spanning multiple, distinct classes of molecules, please visit: https://www.enveric.com/psybrary.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, EB-003, is a first-in-class approach to the treatment of difficult-to-address mental health disorders designed to promote neuroplasticity without inducing hallucinations in the patient. Enveric is also developing EB-002, formerly EB-373, a next generation synthetic prodrug of the active metabolite, psilocin, being studied as a treatment of psychiatric disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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